INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Fifth Third Bancorp on Form S-8 of our report dated January 13, 1995, (which expresses an unqualified opinion and includes an explanatory paragraph relating to a change in the method of accounting for debt and equity securities) incorporated by reference in the Annual Report on Form 10-K of Fifth Third Bancorp for the year ended December 31, 1994.

/S/ Deloitte and Touche LLP

Deloitte and Touche LLP

July 20, 1995

Cincinnati, Ohio